EXHIBIT 10.5

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into effective as of May 1, 1996, by and between Lasermedics, Inc., a Texas corporation (the "Company"), and Chadwick F. Smith, M.D., a resident of Los Angeles, California (the "Consultant").

                               W I T N E S S E T H

         WHEREAS, the Company desires to engage the Consultant, and the Consultant desires to perform marketing, sales, management and other consulting services for the Company.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. CONSULTING SERVICES. (a) The Company hereby engages the Consultant, and the Consultant agrees to perform and provide marketing, sales, management and other consulting services to the Company, on an independent contractor basis. While acting in the capacity as an independent contractor, the Consultant shall devote time and effort to the tasks assigned to the Consultant by the Company and shall perform those tasks in a timely and professional manner. Consultant agrees that such services will require that he be involved in and be available to provide services on a regular daily basis, but that no minimum number of hours will be required to be performed.

         (b) The Consultant's services hereunder shall be performed at such locations as the parties hereto may mutually agree upon from time to time; provided, that the parties acknowledge and agree that Consultant will be required to periodically travel to other locations as are reasonably required.

         (c) The Consultant shall be reimbursed for all reasonable expenses incurred on behalf of the Company, and all expense reimbursements by the Company to the Consultant shall be made pursuant to the expense reimbursement policies of the Company.

         2. TERM. Subject to the terms and conditions hereof, this Agreement shall be effective on May 1, 1996 and shall terminate on December 31, 1998 (the "Consulting Period").

         3. COMPENSATION. For all services rendered under this Agreement, the Company agrees to pay to the Consultant until the Date of Termination (as defined in paragraph 4 below) the sum of $90,000 per annum, payable in equal monthly payments of $7,500.

         4. TERMINATION. (a) This Agreement will terminate automatically upon the earliest to occur of (the "Date of Termination"): (i) the termination of the Consultant's services by the Company for Cause (as defined below); or (ii) the expiration of the Consulting Period. As used in this Agreement, the term "Cause" shall be defined as (x) the conviction of the Consultant of a felony or

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other crime involving moral turpitude or (y) the Consultant's refusal, without reasonable cause, to perform the services contracted for under this Agreement.

         (b) Upon termination of this Agreement pursuant to paragraphs 4(a)(i) or (ii) hereof, the Company will have no obligation to pay any amount to the Consultant other than amounts earned or accrued as of the Date of Termination, pursuant to the provisions of this Section 4. In the event of the death or disability of the Consultant during the Consulting Period, the compensation set forth in Section 3 will be paid the Consultant or his estate or legal representatives as the case may be through the date of death or disability.

         5. INDEPENDENT CONTRACTOR STATUS. The Consultant acknowledges and agrees that as an independent contractor to the Company, no federal, state, or local taxes or social security withholdings will be made by the Company from the payments referenced in Section 3, above. The Consultant agrees to report and pay any contributions for taxes, unemployment insurance, social security and other benefits for himself.

         6. CONFIDENTIALITY. During the term of this Agreement and all times thereafter, the Consultant will not, directly or indirectly, for itself or on behalf of any other corporation, person, firm, partnership, association or any other entity (except with respect to its employees and agents for the sole purpose of performing its obligations hereunder), disclose to any person or entity any of the confidential information, proprietary information, financial and accounting information, pricing, advertising or marketing plans, methods, systems, procedures and such data bases or other software programs or applications or processes as are or may be developed by the Company or its Affiliates (as hereinafter defined) and used by the Company or its Affiliates; provided, however, that (after reasonable measures have been taken to maintain confidentiality and after giving reasonable prior notice to the Company specifying the information involved and the manner and extent of the proposed disclosure thereof) any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process.

         7. ENFORCEABILITY. If any court determines that any provision of this Agreement, or any part thereof, is invalid or unenforceable, the remainder of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any provision of this Agreement, or any part thereof, is unenforceable against any person, the parties agree that such court shall have the power to modify such provision to the extent necessary to make the Agreement enforceable and valid, and the parties agree to request the court to exercise such power, and, in its modified form, such provision shall then be enforceable and shall be enforced.

         8. SUCCESSORS OF THE COMPANY. This Agreement shall be binding upon and inure to the benefit of any Successor, as hereinafter defined, and any such Successor shall be deemed substituted for the Company under the terms of this Agreement. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, the Company may assign this Agreement without the Consultant's prior consent to any Affiliate (as hereinafter defined) of the Company or to any Successor of the Company.

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As used in this Agreement, (i) the term "Successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or businesses of the Company, but no such substitution shall relieve such companies of their original obligations hereunder; and (ii) the term "Affiliate" shall have the meaning ascribed thereto in Rule 145 under the Securities Act of 1933, as amended.


         9. NOTICES. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

                           If to the Company:

                           Lasermedics, Inc.
                           120 Industrial Boulevard
                           Sugarland, Texas 77478
                           Attention:  President

                           If to the Consultant:

                           Chadwick F. Smith
                           1127 Wilshire Boulevard, Suite 1008
                           Los Angeles, California 90017

         10. WAIVER OF BREACH. A waiver by the Company or the Consultant of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         11. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas.

         13. SEVERABILITY. If any provisions of this Agreement shall, for any reason, be held to violate any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

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         14. ARBITRATION. Any dispute arising out of, or in connection with any term or provision of this Agreement shall be resolved by binding arbitration in Houston, Texas in accordance with the Commercial Rules of American Arbitration Association then in effect, and judgment on the award rendered by the arbitrators(s) may be entered in any court of competent jurisdiction. The location of such arbitration in Houston, Texas shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                   COMPANY:

                                   LASERMEDICS, INC.

                                   By:   /S/ MICHAEL M. BARBOUR
                                             Michael M. Barbour
                                          President and Chief Executive Officer

                                   CONSULTANT:

                                      /S/ CHADWICK F. SMITH, M.D.
                                          Chadwick F. Smith, M.D.

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